UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4260 U.S. Route 1 Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 1.01	Entry into a Material Definitive Agreement

On January 28, 2021, Outlook Therapeutics, Inc. (the “Company”) entered into an amended and restated underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), to issue and sell in an upsized firm commitment offering 35,000,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), in an underwritten public offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-231922) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”). The offering price to the public was $1.00 per share of Common Stock. Wainwright agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $0.93 per share (representing an underwriting discount of seven percent (7.0%), other than on shares sold to GMS Ventures & Investments (“GMS Ventures”), an affiliate of BioLexis Pte. Ltd., the Company’s largest stockholder, and the Company also agreed to reimburse them in the sum of up to $100,000 in connection with this offering, $35,000 for non-accountable expenses and clearing fees of $12,900. The Company also agreed to pay Wainwright a management fee equal to 1.0% of the aggregate gross proceeds in this offering, excluding shares sold to GMS Ventures. In addition, the Company granted Wainwright an option to purchase, for a period of 30 days from the date of the Underwriting Agreement, up to an additional 5,250,000 shares of Common Stock. The Company estimates that the net proceeds from the Offering will be approximately $32.5 million, or approximately $37.3 million if Wainwright exercise in full their option to purchase additional shares of Common Stock, in each case after deducting underwriting discounts and commissions and estimated offering expenses. The closing of the Offering occurred on February 2, 2021. Wainwright acted as the sole book-running manager for the Offering.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and Wainwright, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the opinion of Cooley LLP as to the legality of the shares of Common Stock to be issued and sold in the Offering and related consent is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Underwriter Warrants

Pursuant to the Underwriting Agreement, the Company will issue 5-year warrants (the “Wainwright Warrants”) to the Wainwright or its designees, to purchase shares of Common Stock in an amount equal to 7.0% of the aggregate number of shares sold in the Offering (excluding any shares sold to GMS Ventures), or 1,864,800 shares of Common Stock (or if Wainwright exercises its option to purchase additional shares of Common Stock in full, 2,232,300 shares of Common Stock), at an exercise price of $1.25 per share. (equal to 125% of the offering price). Neither the issuance of the Wainwright Warrants nor the shares of Common Stock issuable upon the exercise of the Wainwright Warrants (the "Wainwright Warrant Shares") are registered under the Securities Act or any state securities laws. The Wainwright Warrants and the Wainwright Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Syntone Private Placement

On January 28, 2021, the Company entered into a securities purchase agreement with Syntone Ventures LLC, a significant stockholder of the Company (the “Syntone Purchase Agreement”), pursuant to which the Company agreed to sell and issue 3,000,000 shares of Common Stock (the “Syntone Shares”) at a purchase price of $1.00 per share, for aggregate gross proceeds to the Company of $3.0 million (the “Syntone Private Placement”).

The Syntone Shares have not been registered under the Securities Act pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Syntone Private Placement is expected to close by March 1, 2021, subject to the satisfaction of customary closing conditions.

The foregoing descriptions of the Underwriting Agreement, the Underwriter Warrants and the Syntone Purchase Agreement are not complete, and each description is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Form of Underwriter Warrants and the Syntone Purchase Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2 respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 3.02 is incorporated herein by reference.

Item 8.01	Other Events

On January 28, 2021, the Company issued press releases announcing the various transactions described herein. On February 2, 2021, the Company issued a press release relating to the closing of the transaction described herein. Copies of the press releases are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 28, 2021, by and between the Company and H.C. Wainwright & Co., LLC.
4.1	Form of Underwriter Warrants.
5.1	Opinion of Cooley LLP.
10.1	Securities Purchase Agreement, dated January 28, 2021, by and between the Company and Syntone Ventures LLC.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release dated January 28, 2021.
99.2	Press Release dated January 28, 2021.
99.3	Press Release dated February 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: February 2, 2021	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer